UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2019 (February 1, 2019)

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37886	81-1527911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street Suite 700 Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (615) 732-6400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported in prior filings made by CapStar Financial Holdings, Inc. (the “Company”) with the United States Securities and Exchange Commission (the “SEC”), the Company previously granted 30,000 non-qualified stock options (the “Options”) to Dandridge W. Hogan (“Mr. Hogan”) pursuant to a Non-Qualified Stock Option Agreement (the “Option Agreement”), the form of which was previously filed with the SEC as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-213367). Pursuant to the terms of the Option Agreement, the Options were to vest ratably over a four (4) year period, and any Options that had not vested at the time of Mr. Hogan’s death would be terminated thereupon. Accordingly, on November 7, 2018, the date of Mr. Hogan’s death, 7,500 unvested Options were terminated pursuant to the terms of the Option Agreement.

On February 1, 2019 (the “Reinstatement Date”), the Company reinstated and accelerated the vesting of the 7,500 unvested Options that were previously terminated (the “Reinstated Options”) and, similar to the 22,500 Options that had vested under the Option Agreement prior to Mr. Hogan’s death, granted the heirs of Mr. Hogan the right to exercise the Reinstated Options for a period of time commencing on the Reinstatement Date and terminating on the date of the first (1st) anniversary of the Reinstatement Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

By:	/s/ Robert B. Anderson
Robert B. Anderson
Chief Financial Officer and Chief Administrative Officer

Date: February 7, 2019

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